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                                                                      Exhibit 11


                             CALCULATION OF EARNINGS
                            PER SHARE OF COMMON STOCK
                            (In thousands of shares)

                                                        Thirteen Weeks Ended                        Thirty-nine Weeks Ended
                                                  -------------------------------             ---------------------------------
                                                  October 1,           October 3,             October 1,            October 3,
                                                     2000                 1999                   2000                  1999
                                                  -------------------------------             ---------------------------------

Number of shares of
Class A and Class B
Common stock outstanding
at beginning of
period                                                 9,446              10,091                   9,439                10,093

Issuance of shares of
Class B common stock
(weighted), net of
forfeiture of re-
stricted stock awards                                      2                   2                       4                    10

Repurchase of Class B
common stock (weighted)                                    -                 (33)                      -                   (18)
                                                   ---------           ---------               ---------              --------

Shares used in the computation
of basic earnings per share                            9,448              10,060                   9,443                10,085


Adjustment to reflect
dilution from common stock
equivalents                                               15                  41                      16                    42
                                                   ---------           ---------               ---------              --------

Shares used in the computation
of diluted earnings per share                          9,463              10,101                   9,459                10,127
                                                   ---------           ---------               ---------              --------

Net income available for
common shares                                        $33,253             $51,452                 $97,736              $163,838
                                                   ---------           ---------               ---------              --------

Basic earnings per common
share                                                  $3.52               $5.12                  $10.35                $16.25
                                                   ---------           ---------               ---------              --------

Diluted earnings
per common share                                       $3.51               $5.10                  $10.33                $16.18
                                                   ---------           ---------               ---------              --------